Exhibit 10.1

To:	Kyowa Kirin Co., Ltd. (the “Purchaser”)

October 5, 2023

Offer for Orchard Therapeutics plc (the “Company”)

I, the undersigned, understand that the Purchaser is considering the Acquisition substantially on the terms and conditions set out or referred to in a draft of the transaction agreement, a copy of which is annexed hereto (the “Transaction Agreement”), and/or on such other terms and conditions as may be required any relevant securities exchange or as may be agreed in writing between the Purchaser and the Company. Capitalized terms used but not defined herein shall have the meaning set forth in the Transaction Agreement.

All references in this undertaking to the “Acquisition” shall:

(i)

mean the proposed acquisition by or on behalf of the Purchaser or any of its subsidiaries of the shares in the Company, which acquisition is intended to be effected by way of scheme of arrangement (under Part 26 of the Companies Act 2006) (referred to in this undertaking as the “Scheme”) but which may be effected by way of takeover offer within the meaning of section 974 of the Companies Act 2006) (referred to in this undertaking as the “Offer”) and, if made by or on behalf of a subsidiary, all references to the “Purchaser” shall be deemed to include that subsidiary; and

(ii)

include any revision or variation in the terms of any acquisition as referred to in paragraph (i) above which represents, in the reasonable opinion of the Purchaser’s financial advisers, no diminution in the value of the Offer or Scheme (as the case may be).

1.	Warranties and undertakings

Subject to execution of the Transaction Agreement on October 5, 2023 (or such later date as the Company and the Purchaser may agree), I irrevocably and unconditionally undertake, represent and warrant to the Purchaser that:

(i)

I am the beneficial owner of (or am otherwise able to control the exercise of all rights attaching to, including voting rights and the ability to procure the transfer of), and/or am the registered holder of, the number of ordinary shares of 0.10p each in the capital of the Company (each, an “Ordinary Share”) set out in the first column of the table below (the “Shares”, which expression shall include any other shares in the Company issued after the date hereof and attributable to or derived from such shares, including, without limitation, in connection with (i) any share split, reverse share split, share or scrip dividend (including any dividend or distribution of Equity Securities convertible into or exchangeable for Ordinary Shares (as defined below)), bonus issue, merger, redesignation, recapitalization, reclassification, reorganization, combination, exchange of shares or other similar event with respect to the capital of the Company and (ii) the surrender of ADSs and the withdrawal of Ordinary Shares pursuant to paragraph 4);

(ii)	I am, or will become, in accordance with clause 4 below, the registered holder of at least one ordinary share of 0.10p each in the capital of the Company;

(iii)

I am not interested in (or otherwise able to control the exercise of rights attaching to) any shares or other securities of the Company other than those of which details are set out in the table below;

(iv)	I am able to transfer the Shares free from all liens, equities, charges, encumbrances, options, rights of pre-emption, and any other third party rights and interests of any nature;

(v)

I shall not prior to the earlier of: (i) the Acquisition closing (or, if applicable, becoming effective); or (ii) the Transaction Agreement being validly terminated in accordance with the terms and provisions thereof (the “Expiration Time”):

(a)

sell, transfer, charge, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging or other disposition or creation or grant of any other encumbrance or option of or over all or any of such Shares or interest in such Shares except pursuant to the Acquisition, or accept any other offer in respect of all or any of such Shares;

(b)	convert any Shares of which I am the registered owner to American Depositary Shares; or

(c)	(other than pursuant to the Acquisition) enter into any agreement or arrangement or permit any agreement or arrangement to be entered into or incur any obligation or permit any obligation to arise:

(I)	in relation to, or operating by reference to, the Shares; or

(II)	to do all or any of the acts referred to in paragraph (a) above; or

(III)	which would or might preclude me from complying with my obligations under paragraphs 2 or 3,

and references in this paragraph (v) to any agreement, arrangement or obligation shall include any such agreement, arrangement or obligation whether or not subject to any conditions or which is to take effect upon or following the Expiration Time or upon or following this undertaking ceasing to be binding or upon or following any other event;

(vi)

prior to the Expiration Time, I shall not, in my capacity as a shareholder of the Company, without the consent of the Purchaser (acting reasonably), requisition, or join in requisitioning, any general or class meeting of the Company;

(vii)

prior to the earlier of the Expiration Time and save for the Shares and the vesting of awards and/or exercise of options under any of the Company’s share option plans, I will not acquire any shares or other securities of the Company (or any interest therein) and, if any such shares, securities or interest (including for these purposes shares arising on the vesting of awards and/or the exercise of options) is acquired by me, such shares, securities or interest (as the case may be) shall be deemed to be included in the expression “Shares” for the purposes of this undertaking and I shall notify the Purchaser immediately of any such acquisition and of any other dealing, disposal or change in the number of Shares; and

(viii)

I have full power and authority and the right (free from any legal or other restrictions), and will at all times continue to have all relevant power and authority and the right, to enter into and perform my obligations under this undertaking in accordance with their terms.

Other than paragraph 1(v)(b), this paragraph 1 shall not restrict me from (i) selling or disposing of such number of Shares (or interest in such Shares) to cover my liability for tax and employee national insurance or other social security contributions arising as a result of or otherwise in respect of the grant, vesting or exercise of any share options or awards in respect of shares in the capital of the Company pursuant to any Company share option plan or (ii) a transfer, sale or other disposal of Shares that is undertaken as part of my bona fide tax planning and provided that I shall procure that any transferee or beneficiary of any transferee executes and delivers to the Purchaser irrevocable undertakings on no less favourable terms to the Purchaser than the terms set out herein.

Scheme

2.

Subject to execution of the Transaction Agreement on October 5, 2023 (or such later date as the Company and the Purchaser may agree), I irrevocably and unconditionally undertake, if the Acquisition is implemented by way of the Scheme, to the Purchaser that:

(i)

I shall exercise, or, where applicable, procure the exercise of, all voting rights attaching to the Shares on any resolution (whether or not amended and whether put on a show of hands or a poll and whether in person or by proxy) which is proposed at any meeting of the Company shareholders (and every class meeting of Company shareholders, as applicable), however called, including any general meeting of the Company (including any adjournment or postponement thereof) or at any meeting of holders of shares in the Company convened by a Court (including any adjournment thereof) (any such meeting, a “Company Shareholder Meeting”), in each case, which:

(a)	is necessary to implement the Acquisition;

(b)	would have any impact on the fulfilment of any condition to the Acquisition;

(c)

would impede or frustrate the Acquisition in any way (which shall include any resolution to approve a scheme of arrangement relating to the acquisition of any shares in the Company by a third party or result, or be reasonably be expected to result, in a breach of any covenant, agreement, representation or warranty or any other obligation of the Company set forth in the Transaction Agreement) in any material respect;

(d)	might otherwise impact on the success or timing of the Acquisition,

only in accordance with the Purchaser’s instructions provided that, without prejudice to the remainder of this paragraph and in the absence of the Purchaser’s instructions, I shall exercise, or procure the exercise of, all voting rights attaching to the Shares: (i) to vote in favour of all resolutions to approve the Scheme, and any related matters (including any proposed amendments to the Company’s articles of association), proposed at any general or class meeting (“General Meeting”) and Court-convened meeting (“Court Meeting) of the Company to be convened and held in connection with the Scheme, or any adjournment or postponement thereof; and (ii) to vote against any resolution described in paragraph (c) or (d) at any General Meeting of the Company;

(ii)

I shall be present (in person or by proxy) at any such meeting of the Company shareholders (and any such class meeting of Company shareholders, as applicable) referenced in paragraph 2(i) or otherwise cause all Shares to be counted as present thereat for the purposes of determining a quorum;

(iii)

I shall exercise, or, where applicable, procure the exercise of, all rights attaching to the Shares to requisition or join in the requisitioning of any general meeting of the Company for the purposes of voting on any resolution referred to under paragraph (i) above, or to require the Company to give notice of any such meeting, only in accordance with the Purchaser’s instructions;

(iv)

for the purpose of voting on any resolution referred to under paragraph (i) above, I shall, if required by the Purchaser, execute any form of proxy required by the Purchaser appointing any person nominated by the Purchaser to attend and vote at the relevant meetings; and

(v)

without prejudice to paragraphs (i) and (iii), and in the absence of any such requirement or contrary instructions by the Purchaser, I shall after the posting of the proxy statement to be sent to shareholders of the Company containing an explanatory statement in respect of the Scheme (the “Proxy Statement”) (and, subject to paragraph (vi) without prejudice to any right I have to attend any Company Shareholder Meeting to implement the Acquisition), return, or procure the return of, if applicable, the signed forms of proxy enclosed with the Proxy Statement (completed and signed and voting in favour of the resolutions to implement the Acquisition) in accordance with the instructions printed on those forms of proxy and, if applicable, in respect of any Shares held in uncertificated form, take or procure the taking of any action which may be required by the Company or its nominated representative in order to make a valid proxy appointment and give valid proxy instructions (voting in favour of the resolutions to implement the Acquisition), as soon as possible and in any event before the latest time specified under the Proxy Statement; and

(vi)

I shall not revoke or amend any proxy submitted in accordance with paragraph (v), either in writing or by attendance at any Company Shareholder Meeting (or any adjournment or postponement thereof) or otherwise.

3.	Offer

Subject to execution of the Transaction Agreement on October 5, 2023 (or such later date as the Company and the Purchaser may agree), I irrevocably and unconditionally undertake, if the Acquisition is implemented by way of the Offer, to the Purchaser that:

(i)

upon the Offer being made, I will be able to accept or, where applicable, procure the acceptance of the Offer in respect of the Shares and to transfer the Shares free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends of any nature and other distributions (if any) hereafter declared, made or paid subject to the matters referred to in the Transaction Agreement,;

(ii)

I shall as soon as possible after the posting of the formal document containing the Offer (the “Offer Document”) but in any event before the latest time specified under the Offer Document (or, in respect of any shares allotted to me after the posting of the Offer Document, within ten business days of such allotment or acquisition or if earlier prior to the latest time specified under the Offer Document) duly accept or procure acceptance of the Offer in accordance with its terms in respect of the Shares and, in respect of any Shares held in certificated form, shall forward the relevant share certificate(s) to the Purchaser or its nominated representative (or a form of indemnity acceptable to the directors of the Company in respect of any lost certificate(s)) at the time of acceptance and, in respect of any Shares held in uncertificated form, shall take any action which may be required by the Purchaser or its nominated representative;

(iii)

notwithstanding any terms of the Offer Document conferring rights of withdrawal on accepting shareholders, I shall not withdraw any acceptance of the Offer in respect of the Shares or any of them and shall procure that no rights to withdraw any acceptance in respect of such Shares are exercised;

(iv)

the Shares shall be acquired by the Purchaser free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends of any nature and other distributions (if any) hereafter declared, made or paid subject to the matters referred to in the Transaction Agreement; and

(v)	I shall immediately notify you in writing of any change to or inaccuracy in any information supplied, or representation or warranty given, by me under this undertaking.

4.	Additional Covenant

At least 5 Business Days prior to the record date for the Court Meeting to implement the Acquisition (the “Record Date”), if I hold ADSs but am not the registered holder of any Ordinary Shares, I shall surrender one ADS to the Depositary for cancellation and withdraw 10 Ordinary Shares pursuant to the Deposit Agreement, including the satisfaction of all applicable requirements under the Deposit Agreement with respect to such surrender of the ADS and withdrawal of Ordinary Shares. In such situation, I shall use commercially reasonable efforts to cause the Depositary to deliver such Ordinary Shares to me prior to the Record Date and procure that the Company shall (A) procure that I am registered as the holder of such Ordinary Shares prior to the Record Date and (B) take all other necessary steps to enable me to vote the Ordinary Shares at the Court Meeting. In such situation, I hereby waive any notice or timing requirements under the Deposit Agreement in connection with the surrender of the ADS and withdrawal of Ordinary Shares as contemplated by this paragraph 4. For the avoidance of doubt, upon delivery of Ordinary Shares in accordance with this paragraph 4(i), such Ordinary Shares shall continue to be Shares, and I shall comply with its obligations under this undertaking in respect of such Ordinary Shares.

5.	Miscellaneous

(i)

The obligations and provisions set out in this undertaking apply equally to the persons from whom I am to procure votes in favour of the resolutions to implement the Acquisition pursuant to paragraph 2(i) above or acceptance of the Offer pursuant to the terms of paragraph 3(i) above (as the case may be) and I shall procure the observance by such persons of the terms hereof as if they were each specifically a party hereto.

(ii)

I consent to the inclusion of references to me and this undertaking in any announcement or document issued in connection with the Acquisition. I understand that, if the Acquisition proceeds, this undertaking will be made available for inspection and that particulars of it will be contained in the Proxy Statement or the Offer Document (as the case may be).

(iii)

I irrevocably and by way of security for my obligations hereunder appoint each of the Purchaser and any director of the Purchaser to be my attorney to execute on my behalf proxy forms for any Company Shareholder Meeting or forms of acceptance to be issued with the Offer Document in respect of the Shares (as applicable) and to sign, execute and deliver any documents and to do all acts and things as may be necessary for or incidental to the completion of the Acquisition, the acceptance of the Offer (as the case may be) and/or performance of my obligations under this undertaking.

(iv)

This undertaking shall not oblige the Purchaser to announce or proceed with the Acquisition but shall cease to have any effect at the Expiration Time. Upon termination of this undertaking, I shall not have any further obligations or liabilities under this undertaking; provided, however, that (x) nothing set forth in this paragraph (iv) shall relieve me from liability for fraud or any breach of this undertaking prior to termination hereof and (y) the terms of this paragraph 5 shall survive any termination of this undertaking.

(v)

This undertaking is governed by and shall be construed in accordance with English law. Any matter, claim or dispute, whether contractual or non-contractual, arising out of or in connection with this undertaking is to be governed by and determined in accordance with English law and shall be subject to the exclusive jurisdiction of the English courts.

(vi)

Without prejudice to any other rights or remedies which you may have, I acknowledge and agree that damages may not be an adequate remedy for any breach by me of any of my obligations under this undertaking. You shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of any undertaking and no proof of special damages shall be necessary for the enforcement by you of your rights.

TABLE

1. Number of ordinary shares / American Depositary Receipts (“ADRs”)	2. Number of ordinary shares under option	3. Interests in ordinary shares arising from loan stock	4. *Registered owner	5. *Beneficial owner

*	Where more than one, indicate number of shares attributable to each

I intend this document to be a deed and execute and deliver it as a deed.

Executed as a deed by -	[Shareholder]

Signature of Party

in the presence of:

Signature of witness

Name of witness

Address of witness

Occupation of witness